Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                                  CONSECO, INC.
             (Exact name of registrant as specified in its charter)

                Indiana                                       35-1468632
        (State of Incorporation)                             (I.R.S. Employer
                                                            Identification No.)
      11825 N. Pennsylvania Street
           Carmel, Indiana                                        46032
(Address of Principal Executive Offices)                        (Zip Code)

                                ConsecoSave Plan
                            (Full title of the plan)

                                  John J. Sabl
                          11825 N. Pennsylvania Street
                              Carmel, Indiana 46032
                     (Name and address of agent for service)
                                 (317) 817-6163
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                   Proposed                  Proposed
                                                                    Maximum                   Maximum
                                          Amount                   Offering                  Aggregate
       Title of Securities                 to be                     Price                   Offering                   Amount of
        to be Registered                Registered                 Per Share                   Price                Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value         1,500,000 shares (1)           $30.5313 (2)             $45,796,500 (2)             $12,731.55

Interests in ConsecoSave Plan               (3)                       (4)                       (4)                         (4)
------------------------------------------------------------------------------------------------------------------------------------

(1) Subject to increase (or decrease) in accordance with Rule 416 of Regulation C to reflect a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in the corporate structure of the Registrant which results in a change in the number of shares issuable pursuant to outstanding awards under the Plan.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of Regulation C, on the basis of the average of the high and low prices of the shares of common stock of the Registrant on July 16, 1999
(3) Pursuant to Rule 416(c) of Regulation C, there are hereby registered on this Registration Statement an indeterminate amount of interests in the Plan.
(4) Pursuant to Rule 457(h)(2) of Regulation C, no separate fee is required with respect to interests in the Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

          The documents listed below are hereby incorporated by reference into this Registration Statement:

          1. Annual Report on Form 10-K of Conseco, Inc. (the "Company", "Conseco", or the "Registrant") for the year ended December 31, 1998.

          2. Quarterly Report on Form 10-Q filed by the Company for the quarterly period ended March 31, 1999.

          3. The description of the Company's common stock, no par value (the "Common Stock"), contained in its Registration Statement on Form 8-A filed with the Commission on August 27, 1986, including any reports filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for the purpose of updating such description.

          4. Annual Report on Form 11-K filed by the ConsecoSave Plan for the year ended December 31, 1998.

          All documents filed subsequent to the foregoing by the Company or the ConsecoSave Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

                                  (See Item 3)

Item 5.     Interests of Named Experts and Counsel.

          Certain legal matters in connection with the securities offered hereby will be passed upon for the Company by John J. Sabl, Esq., Executive Vice President and General Counsel of the



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



Company. Mr. Sabl holds options to purchase 450,000 shares of Common Stock and owns 80,076 shares of Common Stock directly and indirectly.

Item 6.     Indemnification of Directors and Officers.

          The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors from liability for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

          The By-Laws of the Registrant provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he or she is a director, officer or employee of the Registrant, if (a) such person is wholly successful with respect to such action, suit or proceeding or
(b) if such person is determined to have acted in good faith, in what he or she reasonably believed to be the best interests of Conseco or at least not opposed to its best interests and, in addition, with respect to any criminal claim, is determined to have had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding and amounts paid in settlement. If such person was not wholly successful, the determination of entitlement to indemnification shall be made by one of the following methods, such method to be selected by the Board of Directors: (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not and have not been parties to the claim; (b) by the majority vote of a committee duly designated by the Board of Directors, consisting solely of two or more directors who are not and have not been parties to the claim; and (c) by special legal counsel.

          The above discussion of Conseco's Bylaws and the Indiana Business Corporation Law is not intended to be exhaustive and is qualified in its entirety by such Bylaws and the Indiana Business Corporation Law.

          The Company has purchased directors and officers liabilities insurance which would provide coverage against certain liabilities, including liabilities under the securities laws.

Item 7.     Exemption from Registration Claimed.

                                 Not Applicable

Item 8.     Exhibits.

          See the Exhibit Index immediately following the signature pages to this Registration Statement.

Item 9.     Undertakings.

          The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          Provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed


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



to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on the 23rd day of July, 1999.


                                                       CONSECO, INC.



                                                    By: /s/ Rollin M. Dick
                                                        ------------------------
                                                        Rollin M. Dick,
                                                        Executive Vice President

                                POWER OF ATTORNEY

          Each person whose signature to this Registration Statement appears below hereby appoints John J. Sabl and Karl W. Kindig, and each of them, either of whom may act without the joinder of the other, as his or her attorney-in-fact to sign on his or her behalf individually and in the capacity stated below and to file all amendments and post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    Signatures              Title (Capacity)                  Date
    ----------              ----------------                  ----


/s/ Stephen C. Hilbert
--------------------------  Chairman of the               July  23, 1999
Stephen C. Hilbert          Board, President and
                            Chief Executive
                            Officer (Principal
                            Executive Officer)



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


    Signatures              Title (Capacity)                  Date
    ----------              ----------------                  ----


/s/ Rollin M. Dick
--------------------------  Executive Vice                July  23, 1999
Rollin M. Dick              President, Chief
                            Financial Officer
                            and Director
                            (Principal Financial
                            Officer)


/s/ James S. Adams
--------------------------  Senior Vice                   July  23, 1999
James S. Adams              President, Chief
                            Accounting Officer
                            and Treasurer
                            (Principal
                            Accounting Officer)


/s/ Lawrence M. Coss
--------------------------  Director                      July  23, 1999
Lawrence M. Coss


/s/ Ngaire E. Cuneo
--------------------------  Director                      July  23, 1999
Ngaire E. Cuneo


/s/ David R. Decatur
--------------------------  Director                      July  23, 1999
David R. Decatur


/s/ Donald F. Gongaware
--------------------------  Director                      July  23, 1999
Donald F. Gongaware


/s/ M. Phil Hathaway
--------------------------  Director                      July  23, 1999
M. Phil Hathaway


/s/ James D. Massey
--------------------------  Director                      July  23, 1999
James D. Massey


/s/ Dennis E. Murray, Sr.
--------------------------  Director                      July  23, 1999
Dennis E. Murray, Sr.


/s/ John M. Mutz
--------------------------  Director                      July  23, 1999
John M. Mutz


/s/ Robert S. Nickoloff
--------------------------  Director                      July  23, 1999
Robert S. Nickoloff

The Plan.
        Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on July 23, 1999.

                                     ConsecoSave Plan



                                     By: /s/ Rollin M. Dick
                                         ---------------------------------------
                                         Rollin M. Dick, Trustee

                                    EXHIBITS



Exhibit No.
-----------

        4(a) Amended and Restated ConsecoSave Plan dated as of January 1, 1997, as amended.

        5(a)      Opinion of Counsel re:  legality*

        23(a)     Consent of Counsel [See Exhibit 5(a)]

        23(b)     Consent of PricewaterhouseCoopers LLP

        23(c)     Consent of KPMG LLP

        24(a) Powers of Attorney of Stephen C. Hilbert, Rollin M. Dick, James S. Adams, Lawrence M. Coss, Ngaire E. Cuneo, David R. Decatur, Donald F. Gongaware, M. Phil Hathaway, James D. Massey, Dennis E. Murray, Sr., John M. Mutz, and Robert S. Nickoloff are included on the signature page of this Registration Statement and are incorporated herein by reference.


        * In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or any Internal Revenue Service determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the Registrant will submit or has submitted the Plan and any amendments thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan.